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                                                                  EXHIBIT 10.3.2

                              BANPONCE CORPORATION
                            209 Munoz Rivera Avenue
                     Hato Rey, San Juan, Puerto Rico  00918


January 18, 1995



New York Life Insurance Company
New York Life Insurance and Annuity Company
c/o New York Life Insurance Company
51 Madison Avenue
New York, NY  10010

Gentlemen:

                 This is with reference to the Note Agreements, each dated as of January 15, 1992 (as amended, the "Note Agreements"), between each of you and BanPonce Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Company"), each relating to $15,000,000 aggregate principal amount of the Company's 8.25% Senior Notes Due January 15, 1997. Capitalized terms used herein have the meanings assigned in the Note Agreements, except as stated herein.

                 The Company anticipates that on January 20, 1995, it will acquire branches of Carteret Federal Savings Bank of New Jersey in an emergency transaction with the Resolution Trust Corporation (the "RTC"). The entity that will acquire and operate the branches is Banco Popular, FSB, a federal savings bank in organization ("BPFSB"). BPFSB will be a wholly owned subsidiary of BanPonce Financial Corporation ("BanPonce Financial") and may become the parent of Equity One, Inc. (formerly Spring Financial Services, Inc.).

                 The purchase price and a portion of the capital of BPFSB will be provided by a loan from the RTC in the amount of $19,400,345, which will mature in 5 years. The borrower of the loan will be BanPonce Financial. The loan will be secured by a pledge of all the capital stock of BPFSB to the RTC.

         By executing a counterpart of this letter, each of you consents to the foregoing transactions and waives the provision of the Note Agreements to the extent that such provisions would conflict therewith. In particular, you agree that, notwithstanding Sections 5.4 and 5.5 of the Note Agreements: (1) the Company and its Subsidiaries may create, assume, incur debt in a principal amount of $19,400,345 to the RTC as described above and (2) the Company and its
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Subsidiaries may create, incur, and suffer to be incurred or to exist, a pledge, security interest, encumbrance, lien and charge on the capital stock of BPFSB in favor of the RTC as described above.

                                     Very truly yours,

                                     BANPONCE CORPORATION




                              By:    /s/David H. Chafey, Jr.
                                     ------------------------
                                     David H. Chafey, Jr.
                                     Executive Vice President


Waiver granted as of the date
first above written:

NEW YORK LIFE INSURANCE
COMPANY


By      /s/Karen Hiniker
         --------------------------------------
         Its Investment VP


NEW YORK LIFE INSURANCE AND
ANNUITY COMPANY


By       /s/Karen Hiniker
         --------------------------------------
         Its Investment VP